Exhibit 99.1

FS Bancorp, Inc. Reports Third Quarter Net Income of $9.2 Million or $1.18 Per Diluted Share and Declares 51st Consecutive Quarterly Cash Dividend

MOUNTLAKE TERRACE, WA – October 21, 2025 – FS Bancorp, Inc. (NASDAQ: FSBW) (the “Company”), the holding company for 1st Security Bank of Washington (the “Bank”) today reported 2025 third quarter net income of $9.2 million, or $1.18 per diluted share, compared to $10.3 million, or $1.29 per diluted share, for the comparable quarter one year ago. For the nine months ended September 30, 2025, net income was $24.9 million, or $3.18 per diluted share, compared to net income of $27.6 million, or $3.45 per diluted share, for the comparable nine-month period in 2024.

“We continue to manage our strong net interest margins (NIM) with expanding yields on earning assets while maintaining a stable, well positioned mix of funding liabilities,” stated Matthew Mullet, CEO and President of 1st Security Bank.

“Shareholder returns were balanced in the third quarter with share repurchases, a paid special dividend, and the payment of our 50th quarterly dividend,” stated Joe Adams, CEO of FS Bancorp, Inc. “We are also pleased to announce that our Board of Directors has approved our 51st consecutive quarterly cash dividend of $0.28 per common share, demonstrating our commitment to long-term shareholders. The cash dividend will be paid on November 20, 2025, to shareholders of record as of November 6, 2025,” concluded Adams.

2025 Third Quarter Highlights

●	Net income was $9.2 million for the third quarter of 2025, compared to $7.7 million for the previous quarter, and $10.3 million for the comparable quarter one year ago;

●

Total deposits increased $133.1 million, or 5.2%, to $2.69 billion at September 30, 2025, compared to $2.55 billion at June 30, 2025, and increased $259.2 million, or 10.7%, from $2.43 billion at September 30, 2024, primarily due to an increase in brokered certificates of deposit (“CDs”) and, to a lesser extent, other deposits.  Noninterest-bearing deposits were $665.9 million at September 30, 2025, $654.1 million at June 30, 2025, and $657.8 million at September 30, 2024;

●

Borrowings decreased $105.0 million, or 44.8%, to $129.3 million at September 30, 2025, compared to $234.3 million at June 30, 2025, and decreased $34.5 million, or 21.1%, from $163.8 million at September 30, 2024;

●

Loans receivable, net increased $17.3 million, or 0.7%, to $2.60 billion at September 30, 2025, compared to $2.58 billion at June 30, 2025, and increased $135.9 million, or 5.5%, from $2.46 billion at September 30, 2024;

●

Consumer loans were $600.8 million at September 30, 2025, a decrease of $5.5 million, or 0.91%, from $606.3 million in the previous quarter, and a decrease of $31.6 million, or 5.0%, from $632.4 million in the comparable quarter one year ago. During the three months ended September 30, 2025, consumer loan originations included 83.3% of home improvement loans originated with a Fair Isaac Corporation (“FICO”) score above 720;

●

Repurchased 134,413 shares of the Company's common stock in the third quarter of 2025 at an average price of $41.15 per share, with $826,000 remaining for future purchases under the existing share repurchase plan as of September 30, 2025;

●

Book value per share increased $0.88 to $40.43 at September 30, 2025, compared to $39.55 at June 30, 2025, and increased $2.98 from $37.45 at September 30, 2024. Tangible book value per share (non-GAAP financial measure) increased $0.97 to $38.43 at September 30, 2025, compared to $37.46 at June 30, 2025, and increased $3.33 from $35.10 at September 30, 2024. See, “Non-GAAP Financial Measures;”

FS Bancorp Q3 Earnings
October 21, 2025

●

Segment reporting in the third quarter of 2025 reflected net income of $8.4 million for the Commercial and Consumer Banking segment and $775,000 for the Home Lending segment, compared to net income of $7.4 million and $351,000 in the prior quarter, and net income of $9.3 million and $1.0 million in the third quarter of 2024, respectively; and

●

Regulatory capital ratios at the Bank were 13.8% for total risk-based capital and 11.0% for Tier 1 leverage capital at September 30, 2025, compared to 14.1% for total risk-based capital and 11.2% for Tier 1 leverage capital at June 30, 2025.

Segment Reporting

The Company operates through two reportable segments: Commercial and Consumer Banking and Home Lending. The Commercial and Consumer Banking segment provides diversified financial products and services to our commercial and consumer customers. These products and services include deposit products; residential, consumer, business and commercial real estate lending and cash management services. This segment also manages the Bank's investment portfolio and other assets. The Home Lending segment originates one-to-four-family residential mortgage loans primarily for sale in the secondary markets as well as loans held for investment.

The tables below provide a summary of segment reporting at or for the three and nine months ended September 30, 2025 and 2024 (dollars in thousands):

	At or For the Three Months Ended September 30, 2025
Condensed income statement:	Commercial and Consumer Banking	Home Lending	Total
Net interest income (1)	$30,810	$2,880	$33,690
Provision for credit losses	(2,150)	(159)	(2,309)
Noninterest income (2)	2,079	3,515	5,594
Noninterest expense (3)	(20,134)	(5,254)	(25,388)
Income before provision for income taxes	10,605	982	11,587
Provision for income taxes	(2,203)	(207)	(2,410)
Net income	$8,402	$775	$9,177
Total average assets for period ended	$2,523,410	$662,047	$3,185,457
Full-time employees ("FTEs")	460	115	575

	At or For the Three Months Ended September 30, 2024
Condensed income statement:	Commercial and Consumer Banking	Home Lending	Total
Net interest income (1)	$28,612	$2,632	$31,244
Provision for credit losses	(1,331)	(182)	(1,513)
Noninterest income (2)	2,257	3,710	5,967
Noninterest expense (3)	(20,199)	(5,633)	(25,832)
Income before provision for income taxes	9,339	527	9,866
(Provision) benefit for income taxes	(71)	491	420
Net income	$9,268	$1,018	$10,286
Total average assets for period ended	$2,347,854	$612,935	$2,960,789
FTEs	442	117	559

FS Bancorp Q3 Earnings
October 21, 2025

	At or For the Nine Months Ended September 30, 2025
Condensed income statement:	Commercial and Consumer Banking	Home Lending	Total
Net interest income (1)	$88,397	$8,387	$96,784
Provision for credit losses	(5,320)	(602)	(5,922)
Noninterest income (2)	6,621	9,269	15,890
Noninterest expense (3)	(60,624)	(15,321)	(75,945)
Income before provision for income taxes	29,074	1,733	30,807
Provision for income taxes	(5,517)	(364)	(5,881)
Net income	$23,557	$1,369	$24,926
Total average assets for period ended	$2,468,543	$643,460	$3,112,003
FTEs	460	115	575

	At or For the Nine Months Ended September 30, 2024
Condensed income statement:	Commercial and Consumer Banking	Home Lending	Total
Net interest income (1)	$84,749	$7,242	$91,991
Provision for credit losses	(3,796)	(193)	(3,989)
Noninterest income (2)	6,919	10,027	16,946
Noninterest expense (3)	(58,250)	(14,968)	(73,218)
Income before provision for income taxes	29,622	2,108	31,730
(Provision) benefit for income taxes	(4,253)	165	(4,088)
Net income	$25,369	$2,273	$27,642
Total average assets for period ended	$2,369,740	$586,001	$2,955,741
FTEs	442	117	559

__________________________

(1)

Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to the other segment. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of assigned liabilities to fund segment assets.

(2)

Noninterest income includes activity from certain residential mortgage loans that were initially originated for sale and measured at fair value and subsequently transferred to loans held for investment. Gains and losses from changes in fair value for these loans are reported in earnings as a component of noninterest income. For the three and nine months ended September 30, 2025, the Company recorded a net increase in fair value of $203,000 and $469,000, respectively, compared to a net increase in fair value of $262,000 and $448,000, respectively for the three and nine months ended September 30, 2024. As of September 30, 2025 and 2024, there were $12.8 million and $13.9 million, respectively, in residential mortgage loans recorded at fair value as they were previously transferred from loans held for sale to loans held for investment.

(3)

Noninterest expense includes allocated overhead expense from general corporate activities. Allocation is determined based on a combination of segment assets and FTEs.  For the three and nine months ended September 30, 2025 and 2024, the Home Lending segment included allocated overhead expenses of $1.8 million and $5.5 million, compared to $1.8 million and $4.8 million for the same periods in 2024, respectively.

FS Bancorp Q3 Earnings
October 21, 2025

Asset Summary

The following table presents the components and changes in total assets as of the dates indicated.

ASSETS				Linked Quarter		Prior Year
(Dollars in thousands)	September 30,	June 30,	September 30,	Change		Quarter Change
	2025	2025	2024	$	%	$	%
Cash and due from banks	$12,391	$15,168	$17,950	$(2,777)	(18)%	$(5,559)	(31)%
Interest-bearing deposits at other financial institutions	48,889	18,027	22,390	30,862	171	26,499	118
Total cash and cash equivalents	61,280	33,195	40,340	28,085	85	20,940	52
Certificates of deposit at other financial institutions	—	248	12,001	(248)	NM	(12,001)	NM
Securities available-for-sale, at fair value	311,695	302,692	228,199	9,003	3	83,496	37
Securities held-to-maturity, net	31,386	31,562	8,455	(176)	(1)	22,931	271
Loans held for sale, at fair value	38,579	53,630	49,373	(15,051)	(28)	(10,794)	(22)
Loans receivable, net	2,599,601	2,582,272	2,463,697	17,329	1	135,904	6
Accrued interest receivable	15,122	14,270	14,014	852	6	1,108	8
Premises and equipment, net	32,444	30,098	30,026	2,346	8	2,418	8
Operating lease right-of-use	6,832	7,969	5,365	(1,137)	(14)	1,467	27
Federal Home Loan Bank stock, at cost	7,975	11,579	9,504	(3,604)	(31)	(1,529)	(16)
Deferred tax asset, net	6,767	7,782	4,222	(1,015)	(13)	2,545	60
Bank owned life insurance (“BOLI”), net	38,531	38,262	38,453	269	1	78	—
MSRs, held at the lower of cost or fair value	8,506	8,652	8,739	(146)	(2)	(233)	(3)
Goodwill	3,592	3,592	3,592	—	—	—	—
Core deposit intangible, net	11,284	12,071	14,586	(787)	(7)	(3,302)	(23)
Other assets	35,231	38,139	39,642	(2,908)	(8)	(4,411)	(11)
TOTAL ASSETS	$3,208,825	$3,176,013	$2,970,208	$32,812	1%	$238,617	8%

The increase in total assets reflects the Company's continued focus on balance sheet growth through loan origination and selective investment activity, funded by a combination of on-balance sheet liquidity and borrowings.

FS Bancorp Q3 Earnings
October 21, 2025

								Prior
LOAN PORTFOLIO							Linked	Year
(Dollars in thousands)							Quarter	Quarter
COMMERCIAL REAL ESTATE	September 30, 2025		June 30, 2025		September 30, 2024		$	$
("CRE") LOANS	Amount	Percent	Amount	Percent	Amount	Percent	Change	Change
CRE owner occupied	$170,714	6.5%	$180,250	6.8%	$176,661	7.1%	$(9,536)	$(5,947)
CRE non-owner occupied	172,713	6.6	171,979	6.6	176,272	7.1	734	(3,559)
Commercial and speculative construction and development	326,684	12.4	300,723	11.5	240,618	9.6	25,961	86,066
Multi-family	262,578	10.0	263,185	10.1	238,462	9.6	(607)	24,116
Total CRE loans	932,689	35.5	916,137	35.0	832,013	33.4	16,552	100,676

RESIDENTIAL REAL ESTATE LOANS
One-to-four-family (excludes HFS)	629,712	23.9	639,881	24.4	591,666	23.7	(10,169)	38,046
Home equity	86,895	3.3	85,613	3.3	75,063	3.0	1,282	11,832
Residential custom construction	53,296	2.0	54,024	2.1	51,748	2.1	(728)	1,548
Total residential real estate loans	769,903	29.2	779,518	29.8	718,477	28.8	(9,615)	51,426

CONSUMER LOANS
Indirect home improvement	527,597	20.1	530,375	20.3	552,226	22.1	(2,778)	(24,629)
Marine	70,220	2.7	72,765	2.8	76,845	3.1	(2,545)	(6,625)
Other consumer	2,962	0.1	3,151	0.1	3,346	0.1	(189)	(384)
Total consumer loans	600,779	22.9	606,291	23.2	632,417	25.3	(5,512)	(31,638)

COMMERCIAL BUSINESS LOANS
Commercial and industrial (“C&I”)	311,173	11.8	294,563	11.3	296,773	11.9	16,610	14,400
Warehouse lending	15,113	0.6	17,952	0.7	15,249	0.6	(2,839)	(136)
Total commercial business loans	326,286	12.4	312,515	12.0	312,022	12.5	13,771	14,264
Total loans receivable, gross	2,629,657	100.0%	2,614,461	100.0%	2,494,929	100.0%	15,196	134,728

Allowance for credit losses ("ACL") on loans	(30,056)		(32,189)		(31,232)		2,133	1,176
Total loans receivable, net	$2,599,601		$2,582,272		$2,463,697		$17,329	$135,904

Total loans increased to $2.63 billion during the third quarter of 2025, primarily as a result of growth in commercial and speculative construction and development loans and C&I loans.  Commercial and speculative construction and development loans increased $26.0 million, let by speculative residential vertical projects, while C&I loans increased $16.6 million.

FS Bancorp Q3 Earnings
October 21, 2025

The composition of CRE loans at the dates indicated were as follows:

(Dollars in thousands)
CRE by Type:	September 30, 2025	June 30, 2025	September 30, 2024
CRE non-owner occupied:
Office	$42,537	$39,141	$40,672
Retail	36,827	38,652	36,070
Hospitality/restaurant	25,798	26,489	27,743
Self-storage	19,001	19,075	19,130
Mixed use	18,663	18,387	17,882
Industrial	14,352	14,444	15,402
Senior housing/assisted living	7,390	7,448	7,621
Other	3,632	3,670	6,684
Land	2,072	2,206	2,523
Education/worship	2,441	2,467	2,545
Total CRE non-owner occupied	172,713	171,979	176,272
CRE owner occupied:
Industrial	77,059	77,419	63,577
Office	31,981	40,156	42,156
Retail	17,399	19,470	19,968
Hospitality/restaurant	7,675	7,230	10,528
Other	10,521	9,483	8,116
Car wash	4,430	4,447	9,575
Automobile related	7,164	7,215	8,874
Mixed use	4,622	5,548	5,648
Agriculture	4,347	4,652	3,610
Education/worship	5,516	4,630	4,609
Total CRE owner occupied	170,714	180,250	176,661
Total	$343,427	$352,229	$352,933

The following table includes CRE loans repricing or maturing within the next two years, excluding loans that reprice simultaneously with changes to the prime rate:

										Current
(Dollars in										Weighted
thousands)	For the Quarter Ended									Average
CRE by type:	Dec 31, 2025	Mar 31, 2026	Jun 30, 2026	Sep 30, 2026	Dec 31, 2026	Mar 31, 2027	Jun 30, 2027	Sep 30, 2027	Total	Rate
Agriculture	$716	$178	$—	$273	$—	$—	$—	$—	$1,167	6.47%
Apartment	1,421	968	13,706	9,738	16,186	27,814	18,052	4,153	92,038	5.81%
Auto–related	—	204	—	—	—	—	—	—	204	5.75%
Hotel / hospitality	—	111	1,224	—	—	102	—	—	1,437	5.08%
Industrial	9,300	397	580	1,553	—	13,341	3,345	5,754	34,270	5.09%
Mixed use	—	2,110	—	—	375	—	—	—	2,485	7.85%
Office	791	511	1,616	550	7,640	2,835	—	7,568	21,511	4.75%
Other	2,566	876	—	2,441	1,474	—	2,014	329	9,700	5.22%
Retail	—	406	3,422	—	3,375	2,997	2,366	7,551	20,117	4.68%
Senior housing and assisted living	—	2,128	—	—	—	—	1,363	—	3,491	4.76%
Total	$14,794	$7,889	$20,548	$14,555	$29,050	$47,089	$27,140	$25,355	$186,420

FS Bancorp Q3 Earnings
October 21, 2025

The composition of construction loans at the dates indicated were as follows:

(Dollars in thousands)	September 30, 2025		June 30, 2025		September 30, 2024
Construction Types:	Amount	Percent	Amount	Percent	Amount	Percent
Commercial construction – retail	$8,445	2.2%	$8,447	2.4%	$8,710	3.0%
Commercial construction – office	9,150	2.4	9,083	2.6	4,737	1.6
Commercial construction – self storage	18,701	4.9	16,553	4.7	10,408	3.5
Commercial construction – hotel	6,147	1.6	3,673	1.0	7,807	2.7
Multi-family	29,751	7.8	23,119	6.5	30,931	10.6
Custom construction – single family residential and single family manufactured residential	44,299	11.7	45,570	12.8	43,528	14.9
Custom construction – land, lot and acquisition and development	8,998	2.4	8,454	2.4	8,220	2.8
Speculative residential construction – vertical	217,821	57.3	200,375	56.5	145,549	49.8
Speculative residential construction – land, lot and acquisition and development	36,668	9.6	39,473	11.1	32,476	11.1
Total	$379,980	100.0%	$354,747	100.0%	$292,366	100.0%

Originations of one-to-four-family loans to purchase and refinance a home for the periods indicated were as follows:

(Dollars in									Prior Year
thousands)	For the Three Months Ended						Linked Quarter		Quarter
	September 30, 2025		June 30, 2025		September 30, 2024		$	%	$	%
	Amount	Percent	Amount	Percent	Amount	Percent	Change	Change	Change	Change
Purchase	$155,910	88.8%	$170,854	85.7%	$168,088	85.7%	$(14,944)	(8.7)	$(12,178)	(7.2)%
Refinance	19,714	11.2	28,470	14.3	28,001	14.3	(8,756)	(30.8)	(8,287)	(29.6)%
Total	$175,624	100.0%	$199,324	100.0%	$196,089	100.0%	$(23,700)	(11.9)	$(20,465)	(10.4)%

(Dollars in thousands)	For the Nine Months Ended September 30,
	2025		2024
	Amount	Percent	Amount	Percent	$ Change	% Change
Purchase	$446,631	85.8%	$497,705	88.8%	$(51,074)	(10.3)%
Refinance	73,697	14.2	62,546	11.2	11,151	17.8%
Total	$520,328	100.0%	$560,251	100.0%	$(39,923)	(7.1)%

During the quarter ended September 30, 2025, the Company sold $156.4 million of one-to-four-family loans compared to $127.1 million during the previous quarter and $167.6 million during the same quarter one year ago. The increase in the volume of loans sold during the current quarter compared to the prior quarter was primarily due to seasonal homebuying factors. This increased demand for homes generally results in a higher volume of loan originations and, consequently, more loans available for sale. Gross margins on home loan sales increased to 3.14% for the quarter ended September 30, 2025, compared to 3.06% in the previous quarter and increased from 2.96% in the same quarter one year ago. Gross margins are defined as the margin on loans sold (cash sales) without the impact of deferred costs.

FS Bancorp Q3 Earnings
October 21, 2025

Liabilities and Equity Summary

The following table summarizes the components and changes in deposits, borrowings, equity, and book value per common share at the dates indicated.

(Dollars in thousands)							Linked	Prior Year
DEPOSITS	September 30, 2025		June 30, 2025		September 30, 2024		Quarter	Quarter
Transactional deposits:	Amount	Percent	Amount	Percent	Amount	Percent	$ Change	$ Change
Noninterest-bearing checking	$648,661	24.1%	$643,573	25.2%	$641,270	26.4%	$5,088	$7,391
Interest-bearing checking:
Retail deposits	199,527	7.4	181,240	7.1	165,944	6.8	18,287	33,583
Brokered deposits	—	—	30,020	1.2	—	—	(30,020)	—
Total interest-bearing checking	199,527	7.4	211,260	8.3	165,944	6.8	(11,733)	33,583
Escrow accounts related to mortgages serviced (1)	17,191	0.6	10,496	0.4	16,483	0.7	6,695	708
Subtotal	865,379	32.2	865,329	33.9	823,697	33.9	50	41,682
Savings and money market:
Savings	167,006	6.2	159,601	6.3	151,364	6.2	7,405	15,642
Money market:
Retail deposits	354,082	13.2	350,548	13.6	339,037	13.9	3,534	15,045
Brokered deposits	251	—	251	0.1	1,012	0.0	—	(761)
Total money market	354,333	13.2	350,799	13.7	340,049	14.0	3,534	14,284
Subtotal	521,339	19.4	510,400	20.0	491,413	20.2	10,939	29,926
Certificates of deposit:
Retail CDs	924,925	34.4	891,355	34.9	849,302	35.0	33,570	75,623
Nonretail CDs:
Online CDs	3,423	0.1	3,423	0.1	9,354	0.4	—	(5,931)
Public CDs	2,023	0.1	2,114	0.1	3,325	0.1	(91)	(1,302)
Brokered CDs	369,403	13.8	280,754	11.0	250,240	10.3	88,649	119,163
Total nonretail CDs	374,849	14.0	286,291	11.2	262,919	10.8	88,558	111,930
Subtotal	1,299,774	48.4	1,177,646	46.1	1,112,221	45.8	122,128	187,553
Total deposits	$2,686,492	100.0%	$2,553,375	100.0%	$2,427,331	100.0%	$133,117	$259,161
Borrowings (2)	$129,305		$234,305		$163,806		$(105,000)	$(34,501)
Shareholders' equity	$300,511		$297,203		$288,902		$3,308	$11,609
Book value per common share	$40.43		$39.55		$37.45		$0.88	$2.98

(1)	Primarily noninterest-bearing accounts based on applicable state law.
(2)	Comprised of FHLB advances and Federal Reserve Bank borrowings.

At September 30, 2025, the Bank had uninsured deposits of approximately $694.4 million, compared to approximately $677.2 million at June 30, 2025, and $644.9 million at September 30, 2024.  The uninsured amounts are estimates based on the methodologies and assumptions used for the Bank's regulatory reporting requirements.

In the table above, the linked quarter increase in stockholders’ equity at September 30, 2025, compared to June 30, 2025, was primarily due to net income of $9.2 million and unrealized gain in fair value on securities available for sale of $2.9 million, net of tax, partially offset by unrealized loss in fair value and cash flow hedges of $454,000, net of tax. These changes reduced accumulated other comprehensive loss reported in the prior quarter to income this quarter, contributing to the increase in stockholders' equity. Gains and losses in fair value reflect changes in market interest rates during the periods. The increase in shareholders' equity was partially offset by share repurchases of $5.5 million and cash dividends paid of $3.8 million.

FS Bancorp Q3 Earnings
October 21, 2025

The Bank is considered “well capitalized” under the capital requirement established by the Federal Deposit Insurance Corporation (“FDIC”) and the Company exceeded all regulatory capital requirements. At September 30, 2025, capital ratios presented for the Bank and the Company were as follows:

	At September 30, 2025
	Bank	Company
Total risk-based capital (to risk-weighted assets)	13.81%	13.93%
Tier 1 leverage capital (to average assets)	10.96%	9.49%
CET 1 capital (to risk-weighted assets)	12.64%	10.95%

Credit Quality

The following table summarizes the changes in the ACL on loans, nonperforming loans, and classified loans at the dates indicated.

				Linked	Prior Year
ACL ON LOANS	September 30,	June 30,	September 30,	Quarter	Quarter
(Dollars in thousands)	2025	2025	2024	$ Change	$ Change
Beginning ACL balance	$32,189	$31,653	$31,238	$536	$951
Provision	1,851	1,715	1,591	136	260
Charge-offs
Indirect	(1,941)	(1,555)	(1,847)	(386)	(94)
Marine	(55)	(43)	(91)	(12)	36
Other	(49)	(42)	(26)	(7)	(23)
Commercial construction – office	(2,299)	—	—	(2,299)	(2,299)
Commercial business	—	—	—	—	—
Subtotal	(4,344)	(1,640)	(1,964)	(2,704)	(2,380)
Recoveries
Indirect	323	330	339	(7)	(16)
Marine	16	54	11	(38)	5
Other	12	7	10	5	2
Commercial business	9	70	7	(61)	2
Subtotal	360	461	367	(101)	(7)
Ending ACL balance	$30,056	$32,189	$31,232	$(2,133)	$(1,176)

The commercial construction - office charge-off shown above reflects the expected loss for the project recognized during the three months ended  September 30, 2025.

FS Bancorp Q3 Earnings
October 21, 2025

NONPERFORMING LOANS				Linked	Prior Year
(Dollars in thousands)	September 30,	June 30,	September 30,	Quarter	Quarter
CRE LOANS	2025	2025	2024	$ Change	$ Change
CRE	$2,047	$2,046	$1,130	$1	$917
Commercial and speculative construction and development	9,150	9,083	4,737	67	4,413
Total CRE loans	11,197	11,129	5,867	68	5,330

RESIDENTIAL REAL ESTATE LOANS
One-to-four-family (excludes HFS)	1,799	1,809	166	(10)	1,633
Home equity	317	251	156	66	161
Total residential real estate loans	2,116	2,060	322	56	1,794

CONSUMER LOANS
Indirect home improvement	3,802	3,365	1,770	437	2,032
Marine	620	567	233	53	387
Other consumer	40	13	5	27	35
Total consumer loans	4,462	3,945	2,008	517	2,454

COMMERCIAL BUSINESS LOANS
C&I	600	1,862	2,575	(1,262)	(1,975)
Total nonperforming loans	$18,375	$18,996	$10,772	$(621)	$7,603

The increase in nonaccrual loans year-over-year was partly driven by two commercial construction loans, which remain in active development. Disbursements on these loans, net of partial charge-offs of $2.3 million, contributed to a $4.4 million net increase in the nonaccrual balance of these loans compared to the same period last year. Increases in consumer loan and mortgage loan delinquencies also contributed to the overall rise in nonaccrual loans between the periods, partially offset by a $2.0 million decrease in C&I loans, primarily due to a partial charge-off and receipt of funds on a government guarantee for a single nonaccrual C&I loan.

CLASSIFIED LOANS				Linked	Prior Year
(Dollars in thousands)	September 30,	June 30,	September 30,	Quarter	Quarter
CRE LOANS	2025	2025	2024	$ Change	$ Change
CRE	$5,515	$2,046	$3,603	$3,469	$1,912
Commercial and speculative construction and development	9,150	9,083	4,737	67	4,413
Total CRE loans	14,665	11,129	8,340	3,536	6,325

RESIDENTIAL REAL ESTATE LOANS
One-to-four-family (excludes HFS)	3,646	4,383	2,796	(737)	850
Home equity	317	251	156	66	161
Total residential real estate loans	3,963	4,634	2,952	(671)	1,011

CONSUMER LOANS
Indirect home improvement	3,802	3,365	1,770	437	2,032
Marine	620	567	232	53	388
Other consumer	40	13	5	27	35
Total consumer loans	4,462	3,945	2,007	517	2,455

COMMERCIAL BUSINESS LOANS
C&I	3,963	5,220	9,880	(1,257)	(5,917)
Total classified loans	$27,053	$24,928	$23,179	$2,125	$3,874

FS Bancorp Q3 Earnings
October 21, 2025

Operating Results

Net interest income increased $2.4 million to $33.7 million for the three months ended September 30, 2025, from $31.2 million for the three months ended September 30, 2024, primarily due to an increase in total interest income of $3.9 million, partially offset by an increase in total interest expense of $1.5 million. The $3.9 million increase in total interest income was primarily due to an increase of $2.9 million in interest income on loans receivable, including fees, resulting from net loan growth and higher loan yields as a result of repricing and increased market rates. The $1.5 million increase in total interest expense was primarily the result of higher average deposit balances used to fund asset growth, partially offset by effective management of deposit and funding costs.

For the nine months ended September 30, 2025, net interest income increased $4.8 million to $96.8 million, from $92.0 million for the nine months ended September 30, 2024, with an $8.6 million increase in total interest income, partially offset by a $3.8 million increase in interest expense for the same reasons mentioned above.

NIM (annualized) increased two basis points to 4.37% for the three months ended September 30, 2025, from 4.35% for the same period in the prior year and increased three basis points from 4.30% to 4.33% for the nine months ended September 30, 2025. The change in NIM for the three and nine months ended September 30, 2025, compared to the same period in 2024, reflects the combined effects of higher yields on interest-earning assets, favorable shifts in asset mix, and continued control of funding costs.

The average total cost of funds, including noninterest-bearing checking, increased two basis points to 2.41% for the three months ended September 30, 2025, from 2.39% for the three months ended September 30, 2024. This increase was predominantly due to higher average balances in borrowings. The average cost of funds increased six basis points to 2.39% for the nine months ended September 30, 2025, from 2.33% for the nine months ended September 30, 2024, primarily for the same reason noted above as well as growth in the deposit mix from the prior year.

For the three and nine months ended September 30, 2025, the provision for credit losses on loans was $2.3 million and $5.9 million, compared to $1.5 million and $4.0 million for the three and nine months ended September 30, 2024, respectively. The provision for credit losses on loans reflects net loan growth and an increase in net charge-off activity.

During the three months ended September 30, 2025, net charge-offs increased $2.4 million to $4.0 million, compared to $1.6 million for the same prior last year. The increase was primarily due to a commercial construction loan's partial charge-off of $2.3 million. The partial charge-off was fully reserved for in previous periods, accordingly, there was no income statement impact resulting from increased provisions. During the nine months ended September 30, 2025, net charge-offs increased $2.6 million, to $6.9 million, compared to $4.3 million during the nine months ended September 30, 2024. The increase was primarily due to the $2.3 million partial charge-off discussed above, a $1.3 million increase in net charge-offs on indirect home improvement loans, partially offset by a $695,000 decrease in net charge-offs on commercial business loans and a $312,000 decrease in net charge-offs on marine loans. Management attributes the increase in net charge-offs for the current nine-month period to continued volatile economic conditions.

Total noninterest income decreased $373,000 to $5.6 million for the three months ended September 30, 2025, from $6.0 million for the three months ended September 30, 2024. The decrease primarily reflects a $156,000 decrease in service charges and fee income and a $141,000 decrease in gain on sale of MSRs as there were no MSR sales in the current quarter compared to the same period last year. Total noninterest income decreased $1.1 million to $15.9 million, for the nine months ended September 30, 2025, from $16.9 million for the nine months ended September 30, 2024. This decrease was primarily the result of a $713,000 decrease in gain on sale of loans, a $619,000 decrease in service charges and fee income, and a net decrease of $520,000 from no activity in gain on sales of MSRs and loss on sale of investment securities compared to an $8.4 million net gain on sale of MSRs, offset by the $7.8 million loss on sale of investment securities that occurred during the same period in 2024. These decreases were partially offset by a $757,000 increase in other noninterest income, primarily due to a $358,000 gain on sales of nonmarketable equity securities, $219,000 in bank owned life insurance proceeds, and a $152,000 increase in brokered loans fees.

FS Bancorp Q3 Earnings
October 21, 2025

Total noninterest expense was $25.4 million for the three months ended September 30, 2025, compared to $25.8 million for the three months ended September 30, 2024.  The $444,000 decrease was primarily due to a $6,000 recovery in MSRs, compared to the prior year's $506,000 impairment, driven primarily by market rates, a $372,000 decrease in data processing, a $130,000 decrease in professional and board fees, a $118,000 decrease in marketing and advertising, and a $110,000 decrease in amortization of core deposit intangibles, partially offset by a $430,000 increase in salaries and benefits, primarily due to competitive wage adjustments, and a $147,000 increase in operations expense.  Total noninterest expense increased $2.7 million to $75.9 million for the nine months ended September 30, 2025, compared to $73.2 million for the nine months ended September 30, 2024. Increases during the nine months ended September 30, 2025, compared to the same period last year included a $2.1 million in salaries and benefits, $889,000 in operations expense, and $401,000 in professional and board fees, partially offset by a $522,000 decrease in the impairment of MSRs, primarily for the same reasons discussed above.

About FS Bancorp

FS Bancorp, Inc., a Washington corporation, is the holding company for 1st Security Bank of Washington. The Bank offers a range of loan and deposit services primarily to small- and middle-market businesses and individuals in Washington and Oregon. It operates through 27 bank branches, one headquarters office that provides loans and deposit services, and loan production offices in various suburban communities in the greater Puget Sound area, the Kennewick-Pasco-Richland metropolitan area of Washington, also known as the Tri-Cities, and in Vancouver, Washington. Additionally, the Bank services home mortgage customers across the Northwest, focusing on markets in Washington State including the Puget Sound, Tri-Cities, and Vancouver.

FS Bancorp Q3 Earnings
October 21, 2025

Forward-Looking Statements

When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward‑looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements. Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements, include but are not limited to, the following: adverse impacts to economic conditions in the Company’s local market areas, other markets where the Company has lending relationships, or other aspects of the Company’s business operations or financial markets, including, without limitation, as a result of employment levels; labor shortages, the effects of inflation, recessionary pressures or slowing economic growth; changes in interest rates and the duration of such changes, including actions by the Federal Reserve, which could adversely affect our revenues and expenses, the values of our assets and obligations, and the availability and cost of capital and liquidity; the impact of inflation and monetary and fiscal policy responses thereto and their impact on consumer and business behavior; geopolitical developments and international conflicts including but not limited to tensions or instability in Eastern Europe, the Middle East, and Asia, or the imposition of new or increased tariffs and trade restrictions, which may disrupt financial markets, global supply chains, energy prices, or economic activity in specific industry sectors; the effects of a federal government shutdown, debt ceiling standoff, or other fiscal policy uncertainty; increased competitive pressures, including repricing and competitors' pricing initiatives, and their impact on our market position, loan, and deposit products; adverse changes in the securities markets, the Company’s ability to execute its plans to grow its residential construction lending, mortgage banking, and warehouse lending operations, and the geographic expansion of its indirect home improvement lending; challenges arising from expanding into new geographic markets, products, or services; secondary market conditions for loans and the Company’s ability to originate loans for sale and sell loans in the secondary market; volatility in the mortgage industry; fluctuations in deposits; liquidity issues, including our ability to borrow funds or raise additional capital, if necessary; the impact of bank failures or adverse developments at other banks and related negative press about the banking industry in general on investor and depositor sentiment; the ability to adapt to rapid technological changes, including advancements in artificial intelligence, digital banking, and cybersecurity; legislation or regulatory changes, including but not limited to shifts in capital requirements, banking regulation, tax laws, or consumer protection laws; vulnerabilities  in information systems or third-party service providers, including disruptions, breaches, or attacks; environmental, social and governance goals; the effects of climate change, severe weather events, natural disasters, pandemics, epidemics and other public health crises, acts of war or terrorism, domestic political unrest and other external events on our business; and other factors described in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other reports filed with or furnished to the SEC which are available on its website at www.fsbwa.com and on the SEC's website at www.sec.gov.

Any of the forward-looking statements that the Company makes in this press release and in the other public statements are based upon management's beliefs and assumptions at the time they are made and may turn out to be incorrect because of the inaccurate assumptions the Company might make, because of the factors illustrated above or because of other factors that cannot be foreseen by the Company. Therefore, these factors should be considered in evaluating the forward‑looking statements, and undue reliance should not be placed on such statements. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

FS Bancorp Q3 Earnings
October 21, 2025

FS BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands) (Unaudited)

				Linked	Prior Year
	September 30,	June 30,	September 30,	Quarter	Quarter
ASSETS	2025	2025	2024	% Change	% Change
Cash and due from banks	$12,391	$15,168	$17,950	(18)	(31)
Interest-bearing deposits at other financial institutions	48,889	18,027	22,390	171	118
Total cash and cash equivalents	61,280	33,195	40,340	85	52
Certificates of deposit at other financial institutions	—	248	12,001	(100)	(100)
Securities available-for-sale, at fair value	311,695	302,692	228,199	3	37
Securities held-to-maturity, net	31,386	31,562	8,455	(1)	271
Loans held for sale, at fair value	38,579	53,630	49,373	(28)	(22)
Loans receivable, net	2,599,601	2,582,272	2,463,697	1	6
Accrued interest receivable	15,122	14,270	14,014	6	8
Premises and equipment, net	32,444	30,098	30,026	8	8
Operating lease right-of-use	6,832	7,969	5,365	(14)	27
Federal Home Loan Bank stock, at cost	7,975	11,579	9,504	(31)	(16)
Deferred tax asset, net	6,767	7,782	4,222	(13)	60
Bank owned life insurance (“BOLI”), net	38,531	38,262	38,453	1	—
MSRs, held at the lower of cost or fair value	8,506	8,652	8,739	(2)	(3)
Goodwill	3,592	3,592	3,592	—	—
Core deposit intangible, net	11,284	12,071	14,586	(7)	(23)
Other assets	35,231	38,139	39,642	(8)	(11)
TOTAL ASSETS	$3,208,825	$3,176,013	$2,970,208	1	8
LIABILITIES
Deposits:
Noninterest-bearing accounts	$665,852	$654,069	$657,753	2	1
Interest-bearing accounts	2,020,640	1,899,306	1,769,578	6	14
Total deposits	2,686,492	2,553,375	2,427,331	5	11
Borrowings	129,305	234,305	163,806	(45)	(21)
Subordinated notes:
Principal amount	50,000	50,000	50,000	—	—
Unamortized debt issuance costs	(356)	(373)	(423)	(5)	(16)
Total subordinated notes less unamortized debt issuance costs	49,644	49,627	49,577	—	—
Operating lease liability	6,993	8,138	5,548	(14)	26
Other liabilities	35,880	33,365	35,044	8	2
Total liabilities	2,908,314	2,878,810	2,681,306	1	8
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, $.01 par value; 5,000,000 shares authorized; none issued or outstanding	—	—	—	—	—
Common stock, $.01 par value; 45,000,000 shares authorized; 7,535,330 shares issued and outstanding at September 30, 2025, 7,618,543 at June 30, 2025, and 7,817,172 at September 30, 2024	75	76	78	(1)	(4)
Additional paid-in capital	43,907	48,418	55,264	(9)	(21)
Retained earnings	273,882	268,509	251,843	2	9
Accumulated other comprehensive loss, net of tax	(17,353)	(19,800)	(18,283)	(12)	(5)
Total stockholders’ equity	300,511	297,203	288,902	1	4
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,208,825	$3,176,013	$2,970,208	1	8

FS Bancorp Q3 Earnings
October 21, 2025

FS BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share amounts) (Unaudited)

	Three Months Ended			Linked	Prior Year
	September 30,	June 30,	September 30,	Quarter	Quarter
INTEREST INCOME	2025	2025	2024	% Change	% Change
Loans receivable, including fees	$46,664	$45,038	$43,800	4	7
Interest and dividends on investment securities, cash and cash equivalents, and certificates of deposit at other financial institutions	4,309	3,665	3,243	18	33
Total interest and dividend income	50,973	48,703	47,043	5	8
INTEREST EXPENSE
Deposits	14,862	14,520	13,486	2	10
Borrowings	1,935	1,585	1,828	22	6
Subordinated notes	486	486	485	—	—
Total interest expense	17,283	16,591	15,799	4	9
NET INTEREST INCOME	33,690	32,112	31,244	5	8
PROVISION FOR CREDIT LOSSES	2,309	2,021	1,513	14	53
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	31,381	30,091	29,731	4	6
NONINTEREST INCOME
Service charges and fee income	2,326	2,323	2,482	—	(6)
Gain on sale of loans	2,439	1,972	2,523	24	(3)
Gain on sale of MSRs	—	—	141	—	NM
Gain on sale of investment securities, net	—	—	11	NM	NM
Earnings on cash surrender value of BOLI	269	254	252	6	7
Other noninterest income	560	621	558	(10)	—
Total noninterest income	5,594	5,170	5,967	8	(6)
NONINTEREST EXPENSE
Salaries and benefits	14,415	14,088	13,985	2	3
Operations	3,974	3,824	3,827	4	4
Occupancy	1,744	1,780	1,662	(2)	5
Data processing	1,784	2,137	2,156	(17)	(17)
Loan costs	746	719	666	4	12
Professional and board fees	1,093	1,155	1,223	(5)	(11)
FDIC insurance	592	554	533	7	11
Marketing and advertising	259	398	377	(35)	(31)
Amortization of core deposit intangible	787	809	897	(3)	(12)
(Recovery) impairment of servicing rights	(6)	38	506	(116)	(101)
Total noninterest expense	25,388	25,502	25,832	—	(2)
INCOME BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	11,587	9,759	9,866	19	17
PROVISION (BENEFIT) FOR INCOME TAXES	2,410	2,031	(420)	19	(674)
NET INCOME	$9,177	$7,728	$10,286	19	(11)
Basic earnings per share	$1.20	$1.00	$1.32	20	(9)
Diluted earnings per share	$1.18	$0.99	$1.29	19	(9)

FS Bancorp Q3 Earnings
October 21, 2025

FS BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share amounts) (Unaudited)

	Nine Months Ended		Year
	September 30,	September 30,	Over Year
INTEREST INCOME	2025	2024	% Change
Loans receivable, including fees	$135,004	$127,203	6
Interest and dividends on investment securities, cash and cash equivalents, and certificates of deposit at other financial institutions	11,459	10,660	7
Total interest and dividend income	146,463	137,863	6
INTEREST EXPENSE
Deposits	42,440	39,620	7
Borrowings	5,783	4,796	21
Subordinated note	1,456	1,456	—
Total interest expense	49,679	45,872	8
NET INTEREST INCOME	96,784	91,991	5
PROVISION FOR CREDIT LOSSES	5,922	3,989	48
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	90,862	88,002	3
NONINTEREST INCOME
Service charges and fee income	6,894	7,513	(8)
Gain on sale of loans	6,111	6,824	(10)
Gain on sale of MSRs	—	8,356	NM
Loss on sale of investment securities, net	—	(7,836)	NM
Earnings on cash surrender value of BOLI	773	734	5
Other noninterest income	2,112	1,355	56
Total noninterest income	15,890	16,946	(6)
NONINTEREST EXPENSE
Salaries and benefits	43,037	40,920	5
Operations	11,243	10,354	9
Occupancy	5,240	5,036	4
Data processing	5,966	6,172	(3)
Loan costs	2,012	1,904	6
Professional and board fees	3,435	3,034	13
FDIC insurance	1,684	1,515	11
Marketing and advertising	879	981	(10)
Amortization of core deposit intangible	2,426	2,757	(12)
Impairment of MSRs	23	545	(96)
Total noninterest expense	75,945	73,218	4
INCOME BEFORE PROVISION FOR INCOME TAXES	30,807	31,730	(3)
PROVISION FOR INCOME TAXES	5,881	4,088	44
NET INCOME	$24,926	$27,642	(10)
Basic earnings per share	$3.23	$3.54	(9)
Diluted earnings per share	$3.18	$3.45	(8)

FS Bancorp Q3 Earnings
October 21, 2025

KEY FINANCIAL RATIOS AND DATA (Unaudited)

	At or For the Three Months Ended
	September 30,	June 30,	September 30,
PERFORMANCE RATIOS:	2025	2025	2024
Return on assets (ratio of net income to average total assets) (1)	1.14%	0.99%	1.38%
Return on equity (ratio of net income to average total stockholders' equity) (1)	11.97	10.29	14.08
Yield on average interest-earning assets (1)	6.61	6.52	6.56
Average total cost of funds (1)	2.41	2.39	2.39
Interest rate spread information – average during period	4.20	4.13	4.17
Net interest margin (1)	4.37	4.30	4.35
Operating expense to average total assets (1)	3.16	3.28	3.47
Average interest-earning assets to average interest-bearing liabilities (1)	140.80	140.98	144.28
Efficiency ratio (2)	64.63	68.40	69.42
Common equity ratio (ratio of stockholders' equity to total assets)	9.37	9.36	9.73
Tangible common equity ratio (3)	8.94	8.91	9.17

	For the Nine Months Ended
	September 30,	September 30,
PERFORMANCE RATIOS:	2025	2024
Return on assets (ratio of net income to average total assets)	1.07%	1.25%
Return on equity (ratio of net income to average total stockholders' equity)	11.03	13.05
Yield on average interest-earning assets	6.55	6.44
Average total cost of funds	2.39	2.33
Interest rate spread information – average during period	4.16	4.11
Net interest margin	4.33	4.30
Operating expense to average total assets	3.26	3.31
Average interest-earning assets to average interest-bearing liabilities	141.54	144.14
Efficiency ratio (2)	67.40	67.21

	September 30,	June 30,	September 30,
ASSET QUALITY RATIOS AND DATA:	2025	2025	2024
Nonperforming assets to total assets at end of period (4)	0.57%	0.60%	0.36%
Nonperforming loans to total gross loans (excluding loans HFS) (5)	0.70	0.73	0.43
ACL – loans to nonperforming loans (5)	163.77	168.89	290.07
ACL – loans to total gross loans (excluding loans HFS)	1.14	1.23	1.25

FS Bancorp Q3 Earnings
October 21, 2025

	At or For the Three Months Ended
	September 30,		June 30,		September 30,
PER COMMON SHARE DATA:	2025		2025		2024
Basic earnings per share	$1.20		$1.00		$1.32
Diluted earnings per share	$1.18		$0.99		$1.29
Weighted average basic shares outstanding	7,488,139		7,580,576		7,676,102
Weighted average diluted shares outstanding	7,623,243		7,698,173		7,854,389
Common shares outstanding at end of period	7,432,359	(6)	7,515,480	(7)	7,713,359	(8)
Book value per share using common shares outstanding	$40.43		$39.55		$37.45
Tangible book value per share using common shares outstanding (9)	$38.43		$37.46		$35.10

(1)	Annualized.
(2)	Total noninterest expense as a percentage of net interest income and total noninterest income.
(3)	Represents a non-GAAP financial measure. For a reconciliation to the most comparable GAAP financial measure, see “Non-GAAP Financial Measures” below.
(4)	Nonperforming assets consist of nonperforming loans (which include nonaccruing loans and accruing loans more than 90 days past due), foreclosed real estate and other repossessed assets.
(5)	Nonperforming loans consist of nonaccruing loans and accruing loans 90 days or more past due.
(6)	Common shares were calculated using shares outstanding of 7,535,330 at September 30, 2025, less 102,971 unvested restricted stock shares.
(7)	Common shares were calculated using shares outstanding of 7,618,543 at June 30, 2025, less 103,063 unvested restricted stock shares.
(8)	Common shares were calculated using shares outstanding of 7,817,172 at September 30, 2024, less 103,813 unvested restricted stock shares.
(9)	Tangible book value per share using outstanding common shares excludes intangible assets. This ratio represents a non-GAAP financial measure. See “Non-GAAP Financial Measures” below.

(Dollars in thousands)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,		QTR Over QTR	YTD Over YTD
Average Balances	2025	2024	2025	2024	$ Change	$ Change
Assets
Loans receivable, net (1)	$2,651,111	$2,536,106	$2,608,338	$2,504,129	$115,005	$104,209
Investment securities - taxable	285,111	181,249	267,657	203,798	103,862	63,859
Investment securities - nontaxable	79,341	78,208	78,386	93,162	1,133	(14,776)
Interest-bearing deposits and certificates of deposit at other financial institutions	34,857	48,546	23,575	49,887	(13,689)	(26,312)
FHLB stock, at cost	10,082	10,739	10,262	6,666	(657)	3,596
Total interest-earning assets	3,060,502	2,854,848	2,988,218	2,857,642	205,654	130,576
Noninterest-earning assets	124,955	105,941	123,785	98,099	19,014	25,686
Total assets	$3,185,457	$2,960,789	$3,112,003	$2,955,741	$224,668	$156,262
Liabilities
Interest-bearing deposit accounts	$1,947,830	$1,737,793	$1,880,007	$1,788,324	$210,037	$91,683
Borrowings	176,234	191,279	181,633	144,635	(15,045)	36,998
Subordinated notes	49,633	49,567	49,617	49,550	66	67
Total interest-bearing liabilities	2,173,697	1,978,639	2,111,257	1,982,509	195,058	128,748
Noninterest-bearing deposit accounts	668,908	650,582	663,536	648,345	18,326	15,191
Other noninterest-bearing liabilities	38,746	40,876	35,081	41,965	(2,130)	(6,884)
Total liabilities	$2,881,351	$2,670,097	$2,809,874	$2,672,819	$211,254	$137,055

(1) Includes loans HFS.

FS Bancorp Q3 Earnings
October 21, 2025

Non-GAAP Financial Measures:

In addition to financial results presented in accordance with generally accepted accounting principles utilized in the United States (“GAAP”), this earnings release presents non-GAAP financial measures that include tangible book value per share, and tangible common equity ratio. Management believes that providing the Company’s tangible book value per share and tangible common equity ratio is consistent with the capital treatment utilized by the investment community, which excludes intangible assets from the calculation of risk-based capital ratios and facilitates comparison of the quality and composition of the Company's capital over time and to its competitors. Where applicable, the Company has also presented comparable GAAP information.

These non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. They should not be considered in isolation or as a substitute for total stockholders' equity or operating results determined in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Reconciliation of the GAAP book value per share and common equity ratio and the non-GAAP tangible book value per share and tangible common equity ratio is presented below.

(Dollars in thousands, except share and per share amounts)	September 30,		June 30,		September 30,
Tangible Book Value Per Share:	2025		2025		2024
Stockholders' equity (GAAP)	$300,511		$297,203		$288,902
Less: goodwill and core deposit intangible, net	(14,876)		(15,663)		(18,178)
Tangible common stockholders' equity (non-GAAP)	$285,635		$281,540		$270,724

Common shares outstanding at end of period	7,432,359	(1)	7,515,480	(2)	7,713,359	(3)

Book value per share (GAAP)	$40.43		$39.55		$37.45
Tangible book value per share (non-GAAP)	$38.43		$37.46		$35.10

Tangible Common Equity Ratio:
Total assets (GAAP)	$3,208,825		$3,176,013		$2,970,208
Less: goodwill and core deposit intangible assets	(14,876)		(15,663)		(18,178)
Tangible assets (non-GAAP)	$3,193,949		$3,160,350		$2,952,030

Common equity ratio (GAAP)	9.37%		9.36%		9.73%
Tangible common equity ratio (non-GAAP)	8.94		8.91		9.17

_________________________

(1)	Common shares were calculated using shares outstanding of 7,535,330 at September 30, 2025, less 102,971 unvested restricted stock shares.
(2)	Common shares were calculated using shares outstanding of 7,618,543 at June 30, 2025, less 103,063 unvested restricted stock shares.
(3)	Common shares were calculated using shares outstanding of 7,817,172 at September 30, 2024, less 103,813 unvested restricted stock shares.

Contacts:

Matthew D. Mullet,

President and Chief Executive Officer

Phillip D. Whittington,

Chief Financial Officer

(425) 771-5299

www.FSBWA.com